Exhibit 10.1

EXHIBIT A

FIRST AMENDMENT
TO
GLYECO, INC.

2012 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the GlyEco, Inc., 2012 Equity Incentive Plan (the “Plan”) is adopted as of the 13th day of July, 2012.

1.           Section 4.1 of the Plan is hereby amended to increase the number of shares reserved for issuance under the Plan from Three Million Five Hundred Thousand (3,500,000) shares to Six Million Five Hundred Thousand (6,500,000) shares.

2.           Except as set forth in this Amendment, all terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, GlyEco, Inc. hereby adopts this Amendment as of the date hereof.

GLYECO, INC., a Nevada corporation

By: /s/ John Lorenz
John Lorenz
President and Chief Executive Officer